                         RIVERSOURCE GLOBAL SERIES, INC.

                           CERTIFICATE OF DESIGNATION
                         PURSUANT TO MINNESOTA STATUTES,
                            SECTION 302A.401, SUBD. 3

     The undersigned, being the duly elected Secretary of RiverSource Global Series, Inc., a Minnesota corporation (the Company), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Company on April 10, 2008:

                           APPROVAL OF DESIGNATION OF
                      NEW CLASS WITHIN AN EXISTING SERIES
                AND OF NEW SERIES AND CLASSES WITHIN SUCH SERIES

WHEREAS, the articles of incorporation of the Company permit the board of directors (the Board), by resolution, to authorize the issuance of shares of the Company in separate series and classes and to establish the rights and preferences of each such series and class; and

WHEREAS, the Board previously has adopted resolutions, which have been filed with the Minnesota Secretary of State pursuant to Minn. Stat. Section 302A.401, Subd. 3, authorizing the issuance of shares of the Company in the following series and classes and establishing the rights and preferences of such series and classes:

Series                                                        Classes Within Series
------                                                 ----------------------------------
RiverSource Absolute Return Currency and Income Fund   A, B, C, I, R4, R5 and W
RiverSource Emerging Markets Bond Fund                 A, B, C, I, R4 and W
RiverSource Global Bond Fund                           A, B, C, I, R4 and W
RiverSource Global Technology Fund                     A, B, C, I and R4
Threadneedle Emerging Markets Fund                     A, B, C, I, R4 and R5
Threadneedle Global Equity Fund                        A, B, C, R2, R3, R4, R5 and W; and

WHEREAS, the Board wishes to establish a new class of shares within an existing series, Threadneedle Global Equity Fund; and

WHEREAS, the Board wishes to establish two new series of shares and to establish classes of shares within such new series; now, therefore, be it

RESOLVED, That the Board hereby establishes the following new class (the New Class) within an existing series, Threadneedle Global Equity Fund (the Existing Series):

Existing Series                   New Class Within Existing Series
---------------                   --------------------------------
Threadneedle Global Equity Fund   I; and further

RESOLVED, That the Board hereby establishes the following new series (the New Series) and classes within such new series (the New Classes):

New Series                                       New Classes Within New Series
----------                                ------------------------------------------
Threadneedle Global Equity Income Fund    A, B, C, I, R2, R3, R4 and R5
Threadneedle Global Extended Alpha Fund   A, B, C, I, R2, R3, R4 and R5; and further

RESOLVED, That the Board may from time to time, by resolution duly adopted, change the names of the New Series and the New Classes, with such change to be effective when they are set forth in the prospectus or prospectuses pursuant to which they are offered to the public; and further

RESOLVED, That the New Series shall be a separate investment company established and offered to investors pursuant to a registration statement filed with the Securities and Exchange Commission and shall have those rights and preferences as set forth herein and in the registration statement pertaining thereto, declared effective by the Securities and Exchange Commission, and as required under the provisions of the Investment Company Act of 1940, as amended, and all rules and regulations promulgated thereunder, effective on the date the stock was purchased or exchanged, or as subsequently changed as permitted by law; and further

RESOLVED, That each of the New Classes shall be subject to those differences in the amount of distribution costs, shareholder service fees, transfer agent fees, exchange privileges and other aspects as are set out in the registration statement pertaining thereto filed with the Securities and Exchange Commission and effective on the date the stock was purchased or exchanged, or as subsequently changed as permitted by law, and in all other manner the New Classes shall be the same as any other class; and further

RESOLVED, That all monies received by the Company for the issuance and sale of stock of the New Series, together with all assets, income, earnings, profits and proceeds derived therefrom, shall be the assets solely of the New Series and any monies received not specifically identified as belonging to the New Series or another series shall be allocated between or among all series of the Company in proportion to the respective net assets of each series or as the Board shall determine; and further

RESOLVED, That all liabilities incurred on behalf of the New Series shall be charted against the assets of that series and be solely the obligations of that series to which they relate and all liabilities and expenses of the Company not specifically pertaining to the New Series or another series shall be charged against all series in proportion to the respective net assets of each series or as the Board shall determine; and further

RESOLVED, That assets identified as relating to a New Class shall belong solely to the shareholders of that class and liabilities, costs and expenses applicable to a New Class shall be obligations solely of that class, it being understood that dividends and distributions may vary between and among classes of the Existing Series or the New Series to reflect different allocations of liabilities, costs and expenses and the resultant differences in net asset values of the classes; and further

RESOLVED, That the Existing Series or the New Series may convert the class designation on any share to another class designation automatically in accordance with the terms set forth in the registration statement pertaining thereto filed with the Securities and Exchange Commission and effective on the date the stock was purchased or exchanged or as subsequently changed as permitted by law; and further

RESOLVED, That dividends and distributions shall be determined and paid by the New Series out of the assets, earnings or surplus of that series in an amount solely at the discretion of the Board as permitted by Minnesota law; and further

RESOLVED, That in the event of liquidation or dissolution of the Company, holders of shares of the New Series shall have priority and shall be entitled to the assets belonging to that series; and further

RESOLVED, That the Board may invest the assets of the New Series in shares of another open-end management investment company for the purpose of having those assets managed as part of a combined pool; and further

RESOLVED, That each share of capital stock of a New Class shall be voted by class and each share of capital stock of the New Series shall be voted by series and/or by class (a) as required by the provisions of the Investment Company Act of 1940, as amended, and all rules and regulations promulgated thereunder; (b) when the Board determines that a matter affects the New Series or the New Classes in a materially different way; or (c) when the Board determines a matter affects only one or some of the series or classes of the Company's capital stock, including the New Series or one or more of the New Classes; and further

RESOLVED, That all provisions pertaining to capital stock as set forth in
Article III of the Company's articles of incorporation apply to the New Series and to each New Class; and further

RESOLVED, That the Board may establish additional classes of the New Series by resolution.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on April 10, 2008.

                                        RIVERSOURCE GLOBAL SERIES, INC.


                                        /s/ Scott R. Plummer
                                        ----------------------------------------
STATE OF MINNESOTA                      Scott R. Plummer
DEPARTMENT OF STATE                     Secretary
FILED APRIL 11, 2008


/s/ Mark Ritchie
Secretary of State